O'CONNOR, BROUDE & ARONSON
                                ATTORNEYS AT LAW
                        THE BAY COLONY CORPORATE CENTER
                          ROUTE 128 AND WINTER STREET
                         950 WINTER STREET, SUITE 2300
                          WALTHAM, MASSACHUSETTS 02154

                                 --------------

                                  617-890-6600






                                                              August 13, 1996



Board of Directors
Applied Science and Technology, Inc.
35 Cabot Road
Woburn, Massachusetts 01801-1003

Ladies and Gentlemen:

         This firm has represented Applied Science and Technology, Inc., a Delaware corporation (hereinafter called the "Corporation"), in connection with the filing of the Registration Statement described below.

         In our capacity as counsel to the Corporation, we are familiar with the Certificate of Incorporation, as amended, and the By-Laws of the Corporation. We are also familiar with the corporate proceedings taken by the Corporation in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") covering the registration of 1,239,500 shares of common stock, $.01 par value per share (the "Common Stock").

         Based upon the foregoing, we are of the opinion that:

         1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

         2. The 1,239,500 shares of Common Stock to be registered have been duly authorized, and, when issued and paid for in accordance with their terms, will be legally issued, fully paid and non-assessable.







Board of Directors
Applied Science and Technology, Inc.
August 13, 1996
Page 2


         This opinion is provided solely for the benefit of the addressee hereof and is not to be relied upon by any other person or party, without prior notification to, and the consent of, this firm. Nevertheless, we hereby consent to the use of this opinion and to all references to our firm in or made part of the Registration Statement and any amendments thereto.

                                                   Very truly yours,

                                                   O'CONNOR, BROUDE & ARONSON



                                                   By: /s/ Neil H. Aronson
                                                       ------------------------
                                                       Neil H. Aronson

NHA:EPG:anr

c:       Richard S. Post, Ph.D., President